Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to use in this Prospectus constituting a part of this Registration Statement to Form S-4 of our report dated May 7, 2021 and December 20, 2021, relating to the financial statements of Spring Valley Acquisition Corporation, which is contained in that Prospectus. We also consent to the reference of our Firm under the caption "Experts" in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
January 7, 2022